                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   June 1, 1999 to June 30, 1999
Distribution Date:   July 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                    Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                     Class A/B/C Note Amount
                                                                                                  or Certificate Amount
                                                                                             -------------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                          (0.00)                      0.0000000
          Class A-2 Note  Amount                                                           0.00                       0.0000000
          Class A-3 Note  Amount                                                  19,601,861.16                     130.6790744
          Class A-4 Note  Amount                                                           0.00                       0.0000000
          Class A-5 Note  Amount                                                           0.00                       0.0000000
          Class A-P Note  Amount                                                   4,211,468.96                      33.6917517
          Class B  Note  Amount                                                    2,189,377.29                      34.4133495
          Class C  Note  Amount                                                      836,244.39                      34.4133495
          Certificates  Amount                                                       436,405.72                      25.2549607

(ii)  Interest Distribution
          Class A-1 Note  Amount                                                           0.00                       0.0000000
          Class A-2 Note  Amount                                                           0.00                       0.0000000
          Class A-3 Note  Amount                                                     131,210.18                       0.8747346
          Class A-4 Note  Amount                                                     758,500.00                       5.1250000
          Class A-5 Note  Amount                                                     790,625.00                       5.2083333
          Class A-P Note  Amount                                                     358,534.01                       2.8682720
          Class B  Note  Amount                                                      190,933.79                       3.0011598
          Class C  Note  Amount                                                       76,979.75                       3.1678909
          Certificates  Amount                                                        79,301.58                       4.5892119

(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period) 430,375,113.84

(iv)    Class A-1 Notes Balance (end of Collection Period)                                 0.00
        Class A-1 Pool Factor (end of Collection Period)                                                              0.0000000
        Class A-2 Notes Balance (end of Collection Period)                                 0.00
        Class A-2 Pool Factor (end of Collection Period)                                                              0.0000000
        Class A-3 Notes Balance (end of Collection Period)                         6,209,978.12
        Class A-3 Pool Factor (end of Collection Period)                                                              0.0413999
        Class A-4 Notes Balance (end of Collection Period)                       148,000,000.00
        Class A-4 Pool Factor (end of Collection Period)                                                              1.0000000
        Class A-5 Notes Balance (end of Collection Period)                       151,800,000.00
        Class A-5 Pool Factor (end of Collection Period)                                                              1.0000000
        Class A-P Notes Balance (end of Collection Period)                        65,746,385.82
        Class A-P Pool Factor (end of Collection Period)                                                              0.5259711
        Class B Notes Balance (end of Collection Period)                          34,178,963.54
        Class B Pool Factor (end of Collection Period)                                                                0.5372361
        Class C Notes Balance (end of Collection Period)                          13,054,838.32
        Class C Pool Factor (end of Collection Period)                                                                0.5372361
        Certificates Balance (end of Collection Period)                           11,384,948.05
        Certificates Pool Factor (end of Collection Period)                                                           0.6588512

(v)  Basic Servicing Fee                                                             381,375.39                       0.3646158

(vi)   Aggregate Realized Losses                                                   1,505,259.76
       Aggregate Net Losses                                                          911,295.85
       Cummulative Net Losses for all periods                                     26,803,299.37

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   June 1, 1999 to June 30, 1999
Distribution Date:   July 15, 1999


Statement for Class A, Class B and Class C Noteholders and Certificateholders                    Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                     Class A/B/C Note Amount
                                                                                                  or Certificate Amount
                                                                                             -------------------------------

(vii)   Reserve Account Balance after Giving Effect to Payments                         17,215,004.55
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments               17,215,004.55
       Made on Distribution Date
        Distribution to Seller from Reserve Account                                      1,091,014.30
        Draws on Reserve Account                                                                (0.00)
        Deposits to Reserve Account                                                              0.00
        Class C Reserve Account Balance after Giving Effect to Payments                  3,227,813.35
       Made on Distribution Date
        Specified Class C Reserve Account Balance after Giving Effect to                 3,227,813.35
       Payments Made on Distribution Date
        Distribution to Seller from Class C Reserve Account                                204,565.19
        Draws on Class C Reserve Account                                                         0.00
        Deposits to Class C Reserve Account                                                      0.00

(viii)   Class A-1 Notes Interest Carryover Shortfall                                            0.00                 0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                            0.00                 0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                            0.00                 0.0000000
         Class A-4 Notes Interest Carryover Shortfall                                            0.00                 0.0000000
         Class A-5 Notes Interest Carryover Shortfall                                            0.00                 0.0000000
         Class A-P Notes Interest Carryover Shortfall                                            0.00                 0.0000000
         Class B Notes Interest Carryover Shortfall                                              0.00                 0.0000000
         Class C Notes Interest Carryover Shortfall                                              0.00                 0.0000000
         Certificates Interest Carryover Shortfall                                               0.00                 0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                           0.00                 0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                           0.00                 0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                           0.00                 0.0000000
         Class A-4 Notes Principal Carryover Shortfall                                           0.00                 0.0000000
         Class A-5 Notes Principal Carryover Shortfall                                           0.00                 0.0000000
         Class A-P Notes Principal Carryover Shortfall                                           0.00                 0.0000000
         Class B Notes Principal Carryover Shortfall                                             0.00                 0.0000000
         Class C Notes Principal Carryover Shortfall                                             0.00                 0.0000000
         Certificates Principal Carryover Shortfall                                              0.00                 0.0000000



(ix)  Additional Principal Distributable Amount                                                 (0.00)

(x)  Aggregate Purchase Amount of Receivables Repurchased by the                                 0.00
       Seller or purchased by Servicer

(xi)  Delinquent Contracts
                                                                                               Number                Balance
                                                                                 ------------------------------------------------
           30-59 Days                                                                           1416              11,382,706.16
           60-89 Days                                                                            424               3,425,725.48
           90 Days or More                                                                       352               2,569,458.72
        Financed Vehicles Repossessed but not yet charged off                                    79                  736,158.25

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   June 1, 1999 to June 30, 1999
Distribution Date:   July 15, 1999


Statement for Class A, Class B and Class C Noteholders and Certificateholders                    Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                     Class A/B/C Note Amount
                                                                                                  or Certificate Amount
                                                                                             -------------------------------
ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
---------------------------------------------
Weighted Average Coupon of Remaining Portfolio (WAC)                                  0.1150997
Weighted Average Remaining Term of Remaining Portfolio                               32.1180978

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                         0.0061450
     (ii)   Preceding Collection Period                                               0.0067183
     (iii)  Current Collection Period                                                 0.0061572
     (iv) Three Month Average                                                         0.0063402

Ending Portfolio Balance                                                         430,375,113.83